EXHIBIT 10.5

FORM OF INDEMNIFICATION AGREEMENT

          THIS AGREEMENT is made and entered into, effective as of ___________, 2007, by and between, MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation (the “Corporation”), and ____________________, (“Indemnitee”), a director and/or officer of the Corporation.

          WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available; and

          WHEREAS, the substantial increase in corporate litigation subjects directors and officers of the Corporation to expensive litigation risks; and

          WHEREAS, in recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s continued effective service to the Corporation, and in order to induce Indemnitee to provide services to the Corporation as a director and/or officer, the Corporation agrees to provide for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by Maryland law and as set forth in this Agreement. It is the intent of the Corporation to provide for indemnification as of the date each indemnified party assumed his/her office and to continue so long as Indemnitee shall be subject to any proceeding. Furthermore, it is the intent of the Corporation to provide for the fullest possible indemnification, notwithstanding any change of place of business or change of state of incorporation.

          NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, the Corporation and Indemnitee hereby agree as follows:

1.	Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

2.	Definitions. For purposes of this Agreement:

(a)	Board: the Board of Directors of the Corporation.

(b)	Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

(c)	Expenses: any expense, liability, or loss, including attorney’s fees, judgments, fines, ERISA, excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable event.

(d)	Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity while serving as a director, officer, employee, or agent of the Corporation described above.

(e)	Independent Counsel: the person or body appointed in connection with Section 4.

(f)	Proceeding: (i) any threatened, pending, or completed action, suit, or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative, investigative or other, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting in his capacity as such a director or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) any inquiry, hearing, or investigation, whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding; in each case whether or not his is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(g)	Reviewing Party: the person or body appointed in accordance with Section 4.

(h)	Voting Securities: any securities of the Corporation that vote generally in the election of officers.

3.	Agreement to Indemnify.

(a)	General Agreement. In the event the Indemnitee was, is, or becomes a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights that were permitted prior thereto).

(b)	Initiation of proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director or officer of the Corporation unless (i) the Corporation has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 6; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

(c)	Expense Advances. If so requested by Indemnitee, the Corporation shall advance (within ten business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”); provided that, if an to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 5, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Corporation for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d)	Mandatory Indemnification. Notwithstanding any other provision of the Agreement (other than Section 3(f) below), to the extent that Indemnitee has been successful on the merits in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e)	Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expense, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f)	Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Corporation on account of any Proceeding (i) in which Indemnitee’s act or omission was material to the cause of action adjudicated and was committed in bad faith or with deliberate dishonesty; or (ii) in which the Indemnitee actually received an improper personal benefit in money, property, or services.

4.	Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Corporation’s Article’s of Incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Corporation shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Corporation or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent the Indemnitee should be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Counsel and in to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

5.	Indemnification Process and Appeal.

(a)	Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Corporation in accordance with this Agreement no later than 45 days after receipt by the Corporation of a written request therefore from Indemnitee, unless within said 45 day period (i) the Reviewing Party or (ii) the Board, by a majority vote of a quorum consisting of directors who were not parties to the proceeding in respect of which such written request is made, has given a written opinion to the Corporation that Indemnitee is not entitled to indemnification under applicable law; provided, however, that notwithstanding the foregoing, following the occurrence of a Change in Control of the Corporation, the determination as to whether or not Indemnitee is entitled to indemnification shall in all events be made by the Reviewing Party.

(b)	Suit to Enforce Rights. Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction and in which venue is proper seeking an initial determination by the Reviewing Party or any aspect thereof. The Corporation hereby consents to the service of process and to appear in such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Corporation and Indemnitee. The remedy provided for in this section shall be in addition to any other remedies available to Indemnitee in law or equity.

(c)	Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that it is not permissible under applicable law for the company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Corporation. Neither the failure of the Reviewing Party or the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party of the Corporation (including its Board, independent counsel or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6.	Indemnification for Expenses Incurred in Enforcing Rights. The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten business days of such request), advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or any action brought by Indemnitee for Indemnification of Expenses or Expense Advances by the Corporation under this Agreement or any other agreement or under applicable law or the Corporation’s Articles of Incorporation or Bylaws now or hereafter in effect relating to Indemnifiable Events.

7.	Notification and Defense of Proceeding.

(a)	Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission to so notify the Corporation will not relieve the Corporation from any liability that it may have to Indemnitee, except as provided in Section 7(c).

(b)	Defense. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof, the Corporation shall be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Corporation so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of any Proceeding, the Corporation shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Corporation of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Corporation in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the determination provided for in (ii) above.

(c)	Settlement of Claims. The Corporation shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent, provided, however, that if a Change in Control has occurred, the Corporation shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Corporation’s liability hereunder shall not be excused if participation in the Proceeding by the Corporation was barred by this Agreement.

8.	Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s Articles of Incorporation, Bylaws, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits a greater indemnification by agreement than would be afforded currently under the Corporation’ Articles of Incorporation, Bylaws applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.	Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.

10.	Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver hereof.

11.	Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to enable the Corporation effectively to bring suits to enforce such rights.

12.	No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise Indemnifiable hereunder.

13.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, or the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding.

14.	Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

15.	Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

16.	Notices. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought hereunder. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Corporation at:

Monmouth Real Estate Investment Corporation 3499 Route 9 North, Suite 3-C Freehold, NJ 07728 Attn: Eugene W. Landy

          and to Indemnitee at:

Notice shall be deemed received three days after the date postmarked. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee’s power.

17.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date specified above.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:_______________________________________________________ Eugene W. Landy, President

INDEMNITEE

___________________________________________________________